Exhibit 10.8

SUBLEASE AGREEMENT

This Sublease Agreement (“Agreement”) is made and entered into on this 29th day of March, 2012 (the “Effective Date”), by and between SAMSON INVESTMENT COMPANY, a Nevada corporation having its office at Samson Plaza, 2 West 2nd Street, Tulsa, OK 74103 (“Samson”), and JD ROCKIES RESOURCES LIMITED, a Delaware corporation having its office at 5555 San Felipe, Suite 620, Houston, Texas 77056 (“JDR”).

Recitals

A.	Samson Resources Corporation (“SRC”) and ITOCHU Corporation (“Itochu”) entered into a Secondment Agreement dated effective December 21, 2011 (the “Secondment”).

B.	Samson is an affiliate of SRC and JDR is an affiliate of Itochu.

C.	Pursuant to the Secondment, mutually selected and indentified employees of JDR shall provide services to Samson.

D.	Pursuant to a Consulting Agreement dated March 29, 2012 (the “Consulting Agreement”), such services shall be provided by the JDR employees as independent contractors, not as employees of Samson, and Samson agrees to provide office space to said JDR’s employees as further described herein.

NOW THEREFORE, in consideration of the mutual benefits and obligations as set forth herein, the services and other valuable considerations provided in the Consulting Agreement, the receipt and sufficiency of which are hereby acknowledged, Samson and .JDR do hereby agree as follows:

1.	Sublease

Samson does hereby agree to let, lease and demise unto JDR, that certain real estate described as follows: three (3) individual offices to be designated by Samson, and comprising of approximately 600 sq. ft of combined office space, located in Samson’s headquarters at 2 West 2” Street, Tulsa, OK 74103, together with the right to use common areas as may be owned or leased by Samson (“Subleased Premises”). Additionally, Samson will make parking arrangements for the benefit of JDR’s employees at parking lots, garages and locations the same or similar to those provide to Samson’s own employees.

2.	Secondment

JDR shall have and provide to Samson all duties and protections provided by Itochu to SRC in the Secondment. The Secondment is hereby incorporated into this Agreement by reference. In the event of a conflict between the terms of this Agreement and the terms of the Secondment, the terms of the Secondment shall control.

3.	Term

The term of the Agreement shall commence on the Effective Date and be valid until termination which either party may declare with 30 days prior written notice. In no event shall this Agreement remain in effect past the expiration date of (1) Samson’s First Amended and Restated Lease Agreement (along with any amendments the “Samson’s Lease Agreement”) for its Tulsa, Oklahoma headquarters, which expiration date is currently May 31, 2014, unless terminated earlier or otherwise extended, or (2) the Secondment.

4.	Use

JDR shall use and occupy the Subleased Premises only for general office purposes. JDR and its employees shall comply with and adhere to any of Samson’s safe work practices and policies applicable to the use of the Subleased Premises. Further, JDR shall comply with all applicable terms of Samson’s Lease Agreement covering the Subleased Premises. Provided, however, JDR shall have no rights under Samson’s Lease Agreement except as expressly set forth in this Agreement. Any and all notices or communications under Samson’s Lease Agreement shall be made exclusively by Samson.

5.	Building

JDR agrees to accept the Subleased Premises as is” as of the Effective Date of this Agreement.

6.	Utilities

Samson agrees to furnish all utilities for the Subleased Premises to JDR.

7.	Security Deposit

There is no security deposit under this Agreement.

8.	Surrender of Premises

JDR agrees to surrender the Subleased Premises at the expiration of the Agreement in good condition, ordinary wear and tear excepted.

9.	Termination due to Damage of Premises

In case of damage of fire or other casualty to the building which is being leased, without the fault of the JDR, if damage is so extensive so as to amount to practical and total destruction of the Subleased Premises, this Agreement shall terminate. In all other cases where the Subleased Premises is damaged by fire or other casualty without the fault of the JDR, this Agreement shall remain in effect and Samson shall work with its landlord to make any necessary repairs to the Subleased Premises.

10.	Notice

Whenever in this Agreement it shall be required or permitted that notice or demand be given or served by any party hereto another, such notice or demand shall be given and served in writing, certified mail, return receipt requested, address as follows:

Samson:

SAMSON INVESTMENT COMPANY

Two West Second Street Tulsa, OK 74103

(Attention) General Counsel

(Tel) 918-591-1791

(Fax) 918-591-1796

JDR:

JD ROCKIES RESOURCES LIMITED

5555 San Felipe, Suite 620, Houston, TX 77056

(Attention) Toshiyuki Mori

(Tel) 713-547-5600

(Fax) 713-547-5656

11.	Non-Assignability

The rights and interests of JDR hereunder may not be assigned or sublet in whole or in part.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Samson:

SAMSON INVESTMENT COMPANY

By:	/s/ Michael G. Daniel
Name:	Michael G. Daniel
Title:	Vice President – General Counsel

JDR:

JD ROCKIES RESOURCES LIMITED

By:	/s/ Toshiyuki Mori
Name:	Toshiyuki Mori
Title:	President